UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report – August 6, 2018

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2301 Industrial Drive, Neenah, Wisconsin 54956

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (920) 527-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On August 6, 2018, Bemis Company, Inc. (“Bemis”) entered into a Transaction Agreement (the “Agreement”) with Amcor Limited, an Australian public company limited by shares (“Amcor”), Arctic Jersey Limited, a limited company incorporated under the Laws of the Bailiwick of Jersey and a subsidiary of Amcor (“New Amcor”), and Arctic Corp., a Missouri corporation and wholly owned subsidiary of New Amcor (“Merger Sub”).

The Agreement provides that (a) pursuant to a scheme of arrangement (the “Scheme”) each issued and outstanding ordinary share, no par value, of Amcor (the “Amcor Shares”) will be exchanged for one New Amcor CHESS Depositary Instrument (a “CDI”), with each CDI representing a beneficial ownership interest (but not legal title) in one ordinary share, par value £0.01, of New Amcor (a “New Amcor Share”) or, at the election of the holder of an Amcor Share, one New Amcor Share (collectively, the “Scheme Consideration”), and (b) as promptly as reasonably practicable thereafter, Merger Sub shall merge with and into Bemis (the “Merger”), with Bemis surviving the Merger as a wholly owned subsidiary of New Amcor, pursuant to which each share of common stock, par value $0.10 per share, of Bemis (the “Bemis Shares”), other than certain excluded shares, shall be converted into the right to receive 5.1 New Amcor Shares (collectively, the “Transactions”). Following the completion of the Transactions, former Amcor shareholders are expected to hold approximately 71% of New Amcor and former Bemis shareholders are expected to hold approximately 29% of New Amcor.

Completion of the Transactions is subject to customary closing conditions under the Agreement, including, among others: (i) approval by Amcor shareholders of the Scheme by the requisite majority under the Australian Corporations Act 2001 (Cth) (the “Australian Act”), (ii) approval by Bemis shareholders of the Merger by the requisite majority under the General and Business Corporation Law of Missouri (the “Missouri Code”), (iii) expiration or earlier termination of any applicable waiting period and receipt of regulatory consents, approvals and clearances, in each case, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under relevant antitrust, competition and foreign investment legislation in certain other relevant jurisdictions, (iv) approval of the Federal Court of Australia under the Australian Act, (v) approval from the New York Stock Exchange to the listing of shares of New Amcor to be issued in the Transactions and (vi) no events having occurred that would have a material adverse effect on Bemis or Amcor. The Transactions are currently anticipated to close in in the first quarter of 2019 subject to satisfaction of the closing conditions.

The Agreement also contains customary representations, warranties and covenants of both Bemis and Amcor, including, among others, covenants providing for Bemis to conduct its business from the date of the Agreement to the closing of the Transactions in the ordinary course of business.

Both Bemis and Amcor have agreed not to directly or indirectly (i) initiate, solicit, knowingly encourage or otherwise knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a competing proposal, (ii) engage or otherwise participate in any discussions or negotiations with any third party relating to any competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a competing proposal, (iii) provide any non-public information or data in connection with, related to or in contemplation of a competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a competing proposal, (iv) amend, grant any waiver or release under or fail to enforce any standstill or similar agreement with respect to any class of equity securities, unless the board of directors determines after considering advice from outside legal counsel that the failure to amend, waive, release or fail to enforce such provision would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, (v) in the case of Bemis, approve any third party becoming an “interested shareholder” under Section 351.459 of the Missouri Code, or, in the case of Amcor, consent to or agree that takeover offers and accompanying documents be sent earlier under section 633(6) of the Australian Act; (vi) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other agreement relating to a competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a competing proposal, or (vii) (A) fail to make, withdraw or modify in a manner adverse to the other party, or publicly propose to fail to make, withdraw or modify in a manner adverse to the other party, the board recommendation, (B) fail to include the board recommendation in the proxy statement or scheme booklet, as applicable, (C) recommend, adopt or approve or publicly propose to recommend, adopt or approve a competing proposal, or (D) in the case of Bemis, fail to reaffirm the board recommendation in a statement complying with Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with regard to a competing proposal or in connection with such action by the close of business on the 10th business day after the commencement of such competing proposal under Rule 14e-2(a) under the Exchange Act, or, in the case of Amcor, fail to reaffirm the board recommendation by way of an ASX announcement with regard to a competing proposal or in connection with such action by the close of business on the 10th business day after the commencement of such competing proposal pursuant to a publicly announced takeover bid under Australian law, in each case, subject to certain limited exceptions to allow each party’s board of directors to comply with its fiduciary duties to its respective shareholders. Notwithstanding these provisions, the Agreement contains provisions allowing the boards of directors of each of Bemis and Amcor, in certain circumstances and subject to certain conditions, to (i) change their respective recommendations in response to, among other things, a competing transaction that constitutes a superior proposal or (ii) to terminate the Agreement to enter into a definitive agreement for such superior proposal.

Each party has agreed to use reasonable best efforts to cause the Transactions to be consummated and to obtain required regulatory approvals as promptly as reasonably practicable. However, these efforts do not require Amcor to take any action that would require divesting or subjecting to restrictions any assets, business, products or product lines of Amcor or Bemis that generated, in the aggregate, net sales of more than $400 million during the 2017 calendar year, nor is any party obligated to agree to any such restrictions that would be effective prior to the closing of the Transactions.

The Agreement contains certain termination rights for both Bemis and Amcor, including if the Transactions are not completed on or before August 6, 2019, subject in certain circumstances to extension to February 6, 2020 if necessary to secure certain regulatory approvals. The Agreement provides that Bemis will pay a $130 million termination fee to Amcor if, among other things, Bemis terminates the Agreement to enter into a superior proposal or if the Agreement is terminated following Bemis’s board of directors changing its recommendation or failing to publicly affirm the board recommendation after receipt of a competing proposal.  The Agreement provides that Amcor will pay a $130 million termination fee to Bemis if, among other things, Amcor terminates the Agreement to enter into a superior proposal or if the Agreement is terminated following Amcor’s board of directors changing its recommendation or failing to publicly affirm the board recommendation after receipt of a competing proposal. The termination fee may also become payable by Bemis or Amcor if the Agreement is terminated in certain circumstances and such party enters into an agreement for a competing proposal within twelve months of such termination.

The Agreement also contemplates that the board of directors of New Amcor shall initially consist of eleven directors, eight of whom shall be designated by Amcor from its board of directors and three of whom shall be designated by Bemis from its board of directors (subject to Amcor’s prior written approval).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is being filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Agreement has been included with this filing to provide investors and shareholders with information regarding the terms of the Transactions. It is not intended to provide any other factual information about Bemis or Amcor. The representations, warranties, covenants and agreements contained in the Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and shareholders. Investors and shareholders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Bemis, Amcor or New Amcor or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Bemis’s public disclosures.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2018, the Compensation Committee of Bemis’s board of directors approved retention bonus awards for certain executive officers of Bemis.  For each such executive officer, the retention bonus will vest and be paid on the one-year anniversary of the closing of the Transactions, subject to the executive officer’s continued employed through such date, or such earlier termination of the executive officer’s employment without cause, and the retention bonuses are subject to other customary terms and conditions.  The amount of the retention bonuses awarded to Bemis’s named executive officers are:  Ms. Edison - $480,000, Mr. Fliss - $383,000 and Mr. Jackson - $390,000.

Item 7.01              Regulation FD Disclosure.

On August 6, 2018, Bemis and Amcor issued a joint press release that includes, among other matters, information related to the Transactions. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

On August 6, 2018, Bemis and Amcor published a joint investor presentation that includes, among other matters, information related to the Transactions. A copy of such investor presentation is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information under this Item 7.01 along with Exhibit 99.1 and Exhibit 99.2 attached hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 and Exhibit 99.2 attached hereto is not intended to constitute a determination by Bemis or Amcor that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01              Financial Statements and Exhibits.

Exhibit 2.1

Transaction Agreement, dated as of August 6, 2018, by and among Bemis Company, Inc., Amcor Limited, Arctic Jersey Limited and Arctic Corp. Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

Exhibit 99.1	Press release dated August 6, 2018. (Furnished herewith)

Exhibit 99.2	Investor presentation dated August 6, 2018. (Furnished herewith)

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Amcor, its subsidiary New Amcor and Bemis have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “potential,” “outlook” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this communication include, without limitation, statements about the anticipated benefits of the contemplated transactions, including future financial and operating results and expected synergies and cost savings related to the contemplated transactions, the plans, objectives, expectations and intentions of Amcor, New Amcor or Bemis and the expected timing of the completion of the contemplated transactions. Such statements are based on the current expectations of the management of Amcor or Bemis, as applicable, are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. None of Amcor, New Amcor or Bemis, or any of their respective directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to: uncertainties as to the timing of the contemplated transactions; uncertainties as to the approval of the transactions by Bemis’s and Amcor’s shareholders, as required in connection with the contemplated transactions; the possibility that a competing proposal will be made; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary approval; the effects of disruption caused by the announcement of the contemplated transactions or the performance of the parties’ obligations under the transaction agreement making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; uncertainties as to the availability and terms of refinancing for the existing indebtedness of Amcor or Bemis in connection with the contemplated transactions; uncertainties as to whether and when New Amcor may be listed in the US S&P 500 index and the S&P / ASX 200 index; uncertainties as to whether, when and in what amounts future dividend payments may be made by Amcor, Bemis or New Amcor; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transactions; transaction costs; actual or contingent liabilities; disruptions to the financial or capital markets; other risks and uncertainties discussed in Amcor’s disclosures to the Australian Securities Exchange (“ASX”), including the “2017 Principal Risks” section of Amcor’s Annual Report 2017; and other risks and uncertainties discussed in Bemis’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of Bemis’s annual report on Form 10-K for the fiscal year ended December 31, 2017. You can obtain copies of Amcor’s disclosures to the ASX for free at ASX’s website (www.asx.com.au). You can obtain copies of Bemis’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and none of Amcor, New Amcor or Bemis undertakes any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

Legal Disclosures

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Additional Information Will Be Filed with the SEC

In connection with the contemplated transactions, New Amcor intends to file a registration statement on Form S-4 with the SEC that will include a joint proxy statement of Bemis and prospectus of New Amcor. The joint proxy statement/prospectus will also be sent or given to Bemis’s shareholders and will contain important information about the contemplated transactions. Shareholders are urged to read the joint proxy statement/prospectus and other relevant documents filed or to be filed with the SEC carefully when they become available because they will contain important information about Bemis, Amcor, New Amcor, the contemplated transactions and related matters. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Bemis, Amcor and New Amcor through the SEC’s website (www.sec.gov).

Participants in the Solicitation

Bemis, Amcor, New Amcor and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Bemis’s shareholders in connection with the contemplated transactions. Information about Bemis’s directors and executive officers is set forth in its proxy statement for its 2018 Annual Meeting of Shareholders and its annual report on Form 10-K for the fiscal year ended December 31, 2017, which may be obtained for free at the SEC’s website (www.sec.gov). Information about Amcor’s directors and executive officers is set forth in its Annual Report 2017, which may be obtained for free at ASX’s website (www.asx.com.au). Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the joint proxy statement/prospectus that New Amcor intends to file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Sheri H. Edison
Sheri H. Edison, Senior Vice President and General Counsel

Date:	August 6, 2018